UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2016

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 13, 2016, the Company appointed Mr. Mark A. Shaffer as the Company’s Vice President, General Counsel and Corporate Secretary.  Mr. Shaffer, age 43, reports to Mr. William P. Angrick, III, the Company’s Chairman and Chief Executive Officer. In this role, Mr. Shaffer is responsible for all legal, commercial contracts, compliance and corporate secretary functions of Liquidity Services and its subsidiaries. Mr. Shaffer previously served as Senior Associate General Counsel and Assistant General Counsel, contributing to the Company’s market leadership by enhancing the legal, compliance and risk management processes required to help grow the Company’s business. Prior to joining Liquidity Services in September 2012, Mr. Shaffer served as Senior Counsel and Global Compliance Officer for Barnes Group, Inc., an international industrial and aerospace manufacturer and service provider. Prior to that, he served as Senior Counsel at the law firm of Miller Canfield where he focused on industrial and automotive mergers and acquisitions and commercial negotiations. Mr. Shaffer also served as Senior Counsel for Kmart Corporation and as an associate at the law firms of LeBoeuf, Lamb, Greene & MacRae LLP and Latham & Watkins LLP.

Mr. Shaffer holds a Bachelor of Science in Foreign Service and a Juris Doctorate from Georgetown University. In connection with his appointment, Mr. Shaffer’s base salary has been increased to $220,000 and his target bonus percentage has been increased to 40% of his base salary based on the achievement of certain performance milestones. In addition, Mr. Shaffer will receive a grant of 15,000 shares of restricted stock that will vest over a four-year period. The Executive Employment Agreement by and between the Company and Mr. Shaffer is attached hereto as Exhibit 10.1.

There are no family relationships between Mr. Shaffer and any other director or executive officer of the Company. The Company had no transactions, and has no transaction proposed, in which Mr. Shaffer, or any member of his immediate family, has a direct or indirect material interest.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement by and between the Company and Mark A. Shaffer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: July 13, 2016	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	VP, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement by and between the Company and Mark A. Shaffer.